UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2009

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California		90502
(Address of Principal Executive Offices)		(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

In connection with the completion of the acquisition described in Item 2.01 below, on March 2, 2009 (the “Effective Date”), Farmer Bros. Co., a Delaware corporation (the “Company”), and its wholly owned subsidiary, Coffee Bean International, Inc. an Oregon corporation, as Borrowers (collectively, “Borrowers”), and certain of the Company’s other wholly owned subsidiaries, as Guarantors (collectively, “Guarantors”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Wachovia Bank, National Association (“Lender”), as Lender.  The following description of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the Loan Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. Capitalized terms used below are defined in the Loan Agreement.

The Loan Agreement provides for a senior secured revolving credit facility of up to $50 million consisting of Revolving Loans and Letters of Credit provided by Lender, with a sublimit on Letters of Credit outstanding at any time of $10 million.  The Company may elect that Revolving Loans bear interest at a rate per annum equal to (i) in the case of Prime Rate Loans, the greatest of (a) Lender’s prime rate, (b) the Federal Funds Effective Rate in effect on any date plus 1/2%, (c) the Adjusted Eurodollar Rate for a one month Interest Period on such date plus 1%, and (d) 3.25% per annum, and (ii) in the case of Eurodollar Rate Loans, the greater of (a) the rate per annum determined by dividing LIBOR by a percentage equal to one minus the Reserve Percentage, and (b) 1.25% per annum.  Interest is payable to Lender monthly in arrears.  All outstanding obligations under the Loan Agreement are collateralized by perfected security interests in Borrowers’ assets, excluding motor vehicles and real property owned on the Effective Date, and excluding preferred stock held in investment accounts as to which no security interest was taken. The term of the Loan Agreement is three years from the Effective Date.

The Loan Agreement contains a variety of affirmative and negative covenants of types customary in an asset-based lending facility, including those relating to reporting requirements, maintenance of records, properties and corporate existence, compliance with laws, incurrence of other indebtedness and liens, limitations on certain payments, including the payment of dividends, and transactions and extraordinary corporate events.  The Loan Agreement also contains financial covenants relating to the maintenance of a fixed charge coverage ratio and minimum adjusted EBITDA levels, and restricting the amount of capital expenditures.  Additionally, the Loan Agreement includes a Liquidity Trigger Event where, in the event the sum of the Preferred Stock Portfolio plus the aggregate amount of cash and cash equivalents in the Cash Investment Accounts is less than $35 million, Borrowers are obligated to deposit $10 million in a restricted money market account with Lender as additional collateral.

The Loan Agreement provides that an Event of Default includes, among other things, subject to certain grace periods: (i) payment defaults; (ii) failure by any Guarantor to perform any guarantee in favor of Lender; (iii) failure to perform certain covenants; (iv) default with respect to other material indebtedness; (v) final judgment in a material amount not discharged or stayed; (vi) any Change of Control; (vii) bankruptcy or insolvency; (viii) following a Liquidity Trigger Event, failure to maintain $10 million in the Cash Investment Accounts; and (ix) the failure of the Farmer Bros. Co. Employee Stock Ownership Benefit Trust, created by the Company to implement the ESOP, to be duly qualified under Section 401(a) of the Code or exempt from federal income taxation, or if the ESOP engages in a material non-exempt prohibited transaction.

As of March 2, 2009, after funding a portion of the purchase price in connection with the acquisition described below in Item 2.02, Revolving Loans of $29.5 million were outstanding under the credit facility.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective February 28, 2009, pursuant that certain Asset Purchase Agreement, dated December 2, 2008, by and among Sara Lee Corporation, a Maryland corporation (“Seller”), Saramar, L.L.C., a Delaware limited liability company (“Saramar” and collectively with Seller, “Seller Parties”), and the Company, as amended by Amendment No. 1 thereto dated as of February 27, 2009 (the “Asset Purchase Agreement”), the Company completed the acquisition of  certain assets used in connection with Seller Parties’ DSD Coffee Business in the United States, which business generally consists of manufacturing and selling coffee, tea and related products through a network of facilities and vehicles.  This business also includes the distribution, sale and service of brewed and liquid coffee equipment.  Apart from the DSD Coffee Business, the Company also has the right to distribute sauces and dressings to customers of the DSD Coffee Business.

The assets purchased include, among other things, the following: (i) a manufacturing plant in Houston, Texas, a spice plant in Oklahoma City, Oklahoma, and a warehouse in Indianapolis, Indiana; (ii)  64 leased branch facilities in 31 states; (iii) a vehicle fleet consisting of 431 owned and leased vehicles; (iv) certain tangible personal property; (v) inventories of raw materials, work in process, finished goods and packaging; (vi) certain contracts, permits, books and records; (vii) prepaid expenses relating to the DSD Business; and (viii) all goodwill relating to the DSD Business.  The Company also acquired Seller Parties’ rights (including related goodwill) in the trademarks and trade names relating to the SUPERIOR®, MCGARVEY®, CAIN’S®, IRELAND®, JUSTIN LLOYD®, METROPOLITAN®, PREBICA®, WECHSLER®, WORLD’S FINEST® and CAFÉ ROYAL® brands.

At closing, the Company assumed certain liabilities, including obligations under contracts, environmental liabilities with respect to the transferred facilities, pension liabilities, advertising and trade promotion accruals, and accrued vacation as of the closing for hired personnel.  Seller Parties retained all liabilities that were not specifically assumed by the Company.

Subject to certain post-closing adjustments relating to the amount of consumable inventory and prepaid expenses at closing, the purchase price was $41,006,000.  After giving effect to certain reimbursement obligations of the parties relating to accounting costs, IT carve-out costs, and transfer taxes and fees, as well as real and personal property tax and utility prorations, the amount paid to Seller Parties at closing was $45,631,035. The acquisition was partially funded by proceeds of $29.5 million under the Loan Agreement described above in Item 1.01.

In connection with the closing, Seller Parties and the Company entered into certain operational agreements, including trademark and formula license agreements, co-pack agreements, a liquid coffee distribution agreement, a transition services agreement, and a green coffee and tea purchase agreement.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Asset Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on February 9, 2009 and incorporated herein by reference.

A copy of the Company’s press release, dated March 2, 2009, announcing the closing of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 — Entry into a Material Definitive Agreement above and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)           Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)           Exhibits

10.1

Loan and Security Agreement, dated March 2, 2009, by and among Farmer Bros. Co. and Coffee Bean International, Inc., as Borrowers, Coffee Bean Holding Co., Inc., FBC Finance Company and SL Realty, LLC, as Guarantors, and Wachovia Bank, National Association, as Lender

99.1	Press Release of Farmer Bros. Co. dated March 2, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 5, 2009

FARMER BROS. CO.

By:	/S/ JOHN E. SIMMONS
Name: John E. Simmons
Title: Treasurer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Loan and Security Agreement, dated March 2, 2009, by and among Farmer Bros. Co. and Coffee Bean International, Inc., as Borrowers, Coffee Bean Holding Co., Inc., FBC Finance Company and SL Realty, LLC, as Guarantors, and Wachovia Bank, National Association, as Lender

99.1	Press Release of Farmer Bros. Co. dated March 2, 2009